SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20579

                                FORM 8-K
                             CURRENT REPORT

                   PURSUANT TO SECTION 13 OR 15(D) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

     Date of Report (Date of earliest event reported):  May 4, 1995

                           AMERICAN BILTRITE INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

      Delaware                   1-4773                   04-1701350
     (STATE OR OTHER          (COMMISSION          (IRS EMPLOYER
     JURISDICTION OF          FILE NUMBER)        IDENTIFICATION NO.)
     INCORPORATION)

           57 River Street, Wellesley Hills, MA               02181
     (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)               (ZIP CODE)

     Registrant's telephone number, including area code: (617) 237-6655

                                       N/A
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

     Item 2.   Acquisition or Disposition of Assets.

               On May 4, 1995, American Biltrite Inc., a Delaware corporation (the "Company"), indirectly acquired an aggregate 56.5% interest in K&M Associates L.P., a Rhode Island limited partnership ("K&M"), in which the Company indirectly has held a limited partnership interest since 1983. K&M is a business engaged in the sale, distribution and servicing of costume jewelry and other related accessories. The acquisition was accomplished through its wholly owned subsidiary Ocean State Jewelry, Inc., a Rhode Island corporation and a limited partner of K&M ("Ocean State"), and as a result of a forward subsidiary merger, whereby AIMPAR, Inc., a New York corporation and general partner of K&M ("AIMPAR"), was merged with and into Jewelco Acquisition Co., Inc., a New York corporation and a wholly owned subsidiary of the Company ("Jewelco"). Prior to May 4, 1995, the Company indirectly held an 8% limited partnership interest in K&M through Ocean State.

               Pursuant to a Purchase Agreement dated as of March 31, 1995 (the "Purchase Agreement") by and among Ocean State and certain limited partners of K&M including Donald J. Fulford, Patti Ann Ross, Bruce S. Maier, Nancy E. Maier, Richard C. Maier, Susan Maier, Anne F. Cowett, Frederick D. Cowett, Margaret F. Cowett and Edythe J. Wagner, Inc. (the "Purchase Agreement Sellers"), Ocean State purchased an aggregate 49.5% limited partnership interest in K&M from the Purchase Agreement Sellers for an aggregate amount of $10,962,113, of which $5,238,507 was paid in cash and $5,723,606 was paid in the form of promissory notes issued by the Company and due January 1, 1996 or January 1, 1999. Pursuant to the Agreement and Plan of Merger dated as of April 1, 1995 by and among the Company, Jewelco, AIMPAR, Arthur
     I. Maier, Bruce Maier and Edythe J. Wagner, the Company indirectly acquired the 7% sole general partnership interest in K&M held by AIMPAR for $705,927, which was paid in cash and the issuance of 32,178 shares of the Company's common stock.

               The Company, through Ocean State, may acquire up to an additional 29.5% limited partnership interest in K&M pursuant to an Option Agreement dated as of April 1, 1995 by and among Ocean State and certain limited partners of K&M including Arthur I. Maier Limited, Susan Maier, ARTWIL Associates, John Caito, Donald
     J. Fulford, Patti Ann Ross and Edythe J. Wagner, Inc., which becomes exercisable in increments over a 45-month period. In addition, pursuant to an Agreement and Plan of Merger dated as of May 3, 1995 by and among the Company, Zirconia Acquisition Co., Inc., a New York corporation and a wholly owned subsidiary of the Company ("Zirconia"), Wilbur A. Cowett Incorporated, a New York corporation and a limited partner in K&M ("WACI"), and Wilbur A. Cowett, the sole stockholder of WACI, the Company indirectly will acquire a 5% limited partnership interest in K&M as a result of a forward subsidiary merger whereby WACI will be merged with and into Zirconia on or about August 31, 1995.

               The sources of funds for the transactions described herein include funds borrowed under existing lines of credit from each of The First National Bank of Boston, Bank Hapoalim and
     Fleet Bank.

     Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

               (a) Financial Statements of Business Acquired. At the time of the filing of this Form 8-K, it is impracticable for the Company to provide the financial statements required by Rule 3-05(b) of Regulation S-X with respect to the acquisition of K&M. Such required financial information will be filed by amendment under cover of Form 8-K/A not later than July 18, 1995, in accordance with Item 7, paragraph (a)(4) of Form 8-K.

               (b) Pro Forma Financial Information. At the time of the filing of this Form 8-K, it is impracticable for the Company to provide the pro forma financial information required by Rule 11-d(c) of Regulation S-X with respect to the acquisition of K&M. Such required financial information will be filed by amendment under cover of Form 8-K/A not later than July 18, 1995, in accordance with Item 7, Paragraph (b)(2) of Form 8-K.

               (c)  Exhibits.

                    2.1 Purchase Agreement dated as of March 31, 1995 by and among Ocean State and certain limited partners of K&M (filed herewith).

                    2.2 Agreement and Plan of Merger dated as of April 1, 1995 by and among the Company, Jewelco Acquisition Co., Inc., AIMPAR, Inc., Arthur I. Maier, Bruce Maier and Edythe J. Wagner (filed herewith).

                    2.3 Option Agreement dated as of April 1, 1995 by and among Ocean State and certain limited partners of K&M (filed herewith).

                    2.4 Agreement and Plan of Merger dated as of May 3, 1995 by and among the Company, Zirconia Acquisition Co., Inc., Wilbur A. Cowett Incorporated and Wilbur A. Cowett (filed herewith).


                                 SIGNATURE

               Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                         AMERICAN BILTRITE INC.
                                         (Registrant)

                                         By: /s/ Gilbert K. Gailius
                                            ________________________
                                             Gilbert K. Gailius
                                             Vice President, Finance,
                                               Chief Financial Officer
                                               and Director
                                               (principal financial
                                               and accounting officer)

     May 17, 1995
       (Date)